Report of Independent Auditors


To the Shareholders and
Board of Trustees of
Liquid Institutional Reserves

In planning and performing our audits of the financial statements of Liquid Institutional Reserves (comprising, respectively, the Money Market Fund, Government Securities
Fund and Treasury Securities Fund) for the year ended April
30, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Liquid Institutional Reserves is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily Disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certifies Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that mistakes caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at April 30, 2000.

This report is intended solely for the information and use of the shareholders, Board of Trustees and management of Liquid Institutional Reserves and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



                    ERNST & YOUNG LLP
June 7, 2000